SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2021

DAKOTA TERRITORY RESOURCE CORP

(Exact Name of Registrant as Specified in its Charter)

Nevada	Commission File Number	98-0201259
(State or other jurisdiction of incorporation or organization)	000-50191	(I.R.S. Employer Identification Number)

141 Glendale Dr.
Lead, South Dakota, 57754
(Address of Principal Executive Offices and Zip Code)

(605) 717-2450
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In May 2020, as previously disclosed and filed with the Securities and Exchange Commission (“SEC”) in a Form 8-K dated May 27, 2020, Dakota Territory Resources Corp. (“Company”) entered into an agreement with JR Resources Corp. (“JR”) whereby JR loaned the Company an aggregate of $1,450,000 and the Company granted JR the right to purchase up to 142,566,667 shares of common stock (“Shares”) at $0.15 per share in one or more closings on or prior to October 15, 2020 (“Agreement”). On October 15, 2020, the Company and JR effected the first closing under this Agreement whereby JR purchased 69,666,667 shares of Company common stock for aggregate consideration of $10,450,000, $9,000,000 in cash and $1,450,000 upon conversion of the principal amount of the May 2020 promissory note. Additionally, as disclosed in a Form 8-K dated October 21, 2020, the Company and JR amended the Agreement on October 15, 2020 to extend the balance of the May 2020 purchase right until February 15, 2021 (“First Amending Agreement”). Subsequently, the Company and JR entered into a second amending agreement on February 15, 2020 (“Second Amending Agreement”) whereby (i) it was agreed to extend the balance of the May 2020 purchase right until March 17, 2021, which will allow JR the option to purchase up to an additional 72,900,000 shares of common stock for up to an additional $10,935,000, (ii) certain defined terms were amended to give effect to the extension. The above description of the Second Amending Agreement does not purport to be complete and is qualified in its entirety by the full text of the referenced document which is incorporated herein, attached hereto as Exhibit 10.1.

Subject to the terms and conditions set forth in the Agreement, as amended, JR shall have the right, prior to March 17, 2021, to purchase the balance of up to 72,900,000 Shares (for a purchase price of up to $10,935,000) in one or more closings from the Company. Each closing is subject to negotiation of closing deliverables and satisfaction of closing conditions to be mutually agreed upon by the Company and JR, including agreement on how the proceeds will be utilized. In the event of a closing where the amount of Shares purchased, added together with previously purchased Shares from the Company, results in a change of control (“Change of Control Closing”), the closing deliverables to be negotiated and mutually agreed upon include the application of the use of proceeds, negotiation of employment agreements, agreement on equity grants pursuant to an equity compensation plan to be adopted, and amended bylaws to be adopted that will govern the appointment of up to three JR director designees (one of which was appointed on October 15, 2020). There is no assurance that closing deliverables will be agreed upon and that any subsequent closing will occur, as JR is not obligated to purchase any Shares.

Until March 17, 2021, the Company has agreed to conduct its business in the ordinary course consistent with past practice, and without the prior consent of JR the Company shall not:

•adopt or propose any amendment to its articles of incorporation or bylaws;

•effect any equity financings in excess of $250,000, exclusive of any common stock issued upon, and any proceeds received from, the exercise of outstanding derivative securities and common stock issued upon conversion by JR of the note;

•incur any additional debt or issue any debt securities other than in the ordinary course of business;

•make any material loans or advances or assume or guarantee any obligations, except for existing financing arrangements or otherwise in the ordinary course of business

•sell, transfer, assign, relinquish or dispose of any material asset or property; and

•other than in the ordinary course of business, modify or amend in any material respect or terminate any material contract.

If and upon a Change of Control Closing, it is contemplated that the Company board shall consist of JR designees and certain current Company directors, as Company designees, it being understood that the number of Company directors shall not exceed five, and that the number of JR designees at any given time shall be one more than the number of Company designees. In the event of any vacancy in the office of any JR designee, a majority of the remaining JR designees shall have the right to designate a replacement, and in the event of any vacancy in the office of any Company designee, a majority of the remaining Company designees shall have the right to designate a replacement, in each case to fill such vacancy. These rights will be incorporated in amended bylaws to be negotiated and mutually agreed upon. The Company shall cause a Schedule 14f-1 to be filed with the SEC and mailed to the Company shareholders prior to the JR designee having a majority representation on the Company board.

Commencing on October 15, 2020 and ending on the earlier of (i) 18 months therefrom and (ii) the uplisting of the Company common stock (or the common stock of a successor-in-interest to the Company) to the NYSE or the Nasdaq Stock Market, JR has agreed to the following corporate governance provisions, among others:

•to not vote its Shares to remove any Company designee without the consent of a majority of the Company designees or approve a material amendment to the articles of incorporation or the amended bylaws unless approved and recommended by a majority of the Company Designees;

•JR shall vote its Shares for the election of Company designees;

•any transaction between JR or any of its affiliates, on the one hand, and the Company, on the other hand (including, without limitation, the issuance of Company capital stock or derivative securities to JR or any of its affiliates and entering into certain business combinations by and between JR, the Company and any of their respective affiliates), shall be subject to approval by the Company designees and the JR designees shall recuse themselves from voting on the approval of such transactions; and

•not to engage in proxy solicitations or certain communications (other than in connection with a sale of the Company to a third party), or acquire additional shares of Company common stock or assets of the Company, in each case without the approval of the Company designees.

Item 5.01 Changes in Control of Registrant.

The information in Item 1.01 is hereby incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information in Item 1.01 is hereby incorporated herein by reference; to date, no amendment to the Company’s bylaws has been adopted.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit Index:

Exhibit Number	Description
EX – 10.1	Second Amending Agreement dated February 15, 2021 by and between JR Resources Corp. and Dakota Territory Resource Corp

EX – 99.1	Press Release dated February 18, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA TERRITORY RESOURCE CORP

Date:	February 19, 2021

By:	/s/ Gerald M. Aberle
Gerald M. Aberle,
PRESIDENT AND CHIEF EXECUTIVE OFFICER